As Filed with the Securities and Exchange Commission on May
27, 1994


                          FORM S-8

   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     GENICOM CORPORATION
   (Exact name of registrant as specified in its charter)



           DELAWARE                         51-0271821
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

 14800 Conference Center Drive
     Suite 400, Westfields
      Chantilly, Virginia                   22021-3806
(Address of principal executive             (Zip Code)
           offices)


            GENICOM CORPORATION STOCK OPTION PLAN
                    (Full title of Plan)


                   Paul T. Winn, President
                     Genicom Corporation
                14800 Conference Center Drive
                    Suite 400, Westfields
               Chantilly, Virginia  22021-3806
           (Name and address of agent for service)


                       (703) 802-9200
    (Telephone number, including area code, of agent for
                          service)

               CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
  Title of                    maximum        maximum
 securities                   offering      aggregate     Amount of
    to be      Amount to     price per       offering    registratio
 registered        be        share (1)      price (1)       n fee
               registered
Common Stock    400,000        $1.375        $400,000      $190.00

(1) Estimated solely for the purpose of calculating the registration fee. Based on the closing price of the Common
Stock in the over-the-counter market on May 23, 1994.

The purpose of this Registration Statement is to register
400,000 additional shares of common stock, $0.01 par value, of Genicom Corporation issuable pursuant to the Genicom
Corporation Stock Option Plan (the "Plan").  Pursuant to
General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8
Registration Statements No. 33-29388, No. 33-41148 and 33-
49472 filed with the Commission on June 19, 1989, June 12,
1991 and July 10, 1992, respectively.


                           Part II


     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

Exhibit Number                          Description
               <C
               >
      4            Second Amendment to the Registrant's Stock Option
                   Plan,
                   dated January 17, 1994.

      5 Opinion of McGuire Woods Battle & Boothe with respect to the legality of the securities being registered.

     23.1          Consent of McGuire Woods Battle & Boothe (included in
                   Exhibit 5).

     23.2          Consent of Coopers & Lybrand.

      24           Power of attorney is contained on page 3.


                      POWER OF ATTORNEY


Each person whose signature appears below hereby appoints
James C. Gale his true and lawful attorney-in-fact to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this registration statement which said attorney-in-fact may deem appropriate or necessary.

                         SIGNATURES

THE REGISTRANT.     Pursuant to the requirements of the
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, County of Fairfax, Commonwealth of Virginia, on May 27, 1994.

                              GENICOM CORPORATION,
Registrant


               By:       Paul T. Winn
                         Paul T. Winn
                         President and Chief Executive
Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                      Date
                    <                                    <
                    C                                    C
                    >                                    >

Don E. Ackerman       Chairman of the Board of
                      Directors
Don E. Ackerman                                            May 27, 1994


Paul T. Winn          President, Chief Executive
                      Officer
                      and Director
Paul T. Winn          (Principal Executive Officer)        May 27, 1994


Bruce K. Anderson     Director
Bruce K. Anderson                                          May 27, 1994


Edward E. Lucente     Director
Edward E. Lucente                                          May 27, 1994


James C. Gale         Vice President and Chief
                      Financial Officer (Principal
James C. Gale         Financial Officer)                   May 27, 1994


James A. Jones        Vice President, Corporate
                      Controller
                      and Treasurer
James A. Jones        (Principal Accounting Officer)       May 27, 1994

                                                   Exhibit 4

                      SECOND AMENDMENT
                           TO THE
                     GENICOM CORPORATION
                      STOCK OPTION PLAN




      SECOND AMENDMENT, dated as of January 17, 1994, to the GENICOM Corporation Stock Option Plan (the "Plan"), by
GENICOM Corporation (the "Company").

     The Company maintains the Plan, as amended and restated effective February 7, 1991. On January 17, 1994, the Board of Directors unanimously approved a resolution to increase the number of shares issuable under the Plan by 400,000 shares. In accordance with Section 9 of the Plan, such resolution was approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon at the annual meeting of stockholders of the Company on April 27, 1994.

     NOW, THEREFORE, the Plan is amended as follows:

      I. Section 4 is amended by revising the first paragraph in its entirety to read as follows:

      4.1 The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 2,500,000 shares of Common Stock (subject to adjustment as provided in Section 7 hereof).